Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statement No. 333-291527 on Form S-3, Registration Statement No. 333- 280029 on Form S-8, Registration Statement Nos. 333-278633 and 333-286145 on Form S-1 of AirJoule Technologies Corporation of our report dated March 31, 2026, relating to the financial statements of AirJoule, LLC appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Denver, Colorado

March 31, 2026